October 12, 2018

Bridgeline Digital, Inc.
80 Blanchard Road
Burlington, MA 01803

Re:            Registration Statement on Form S-1

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1, as amended, File No. 333-227430 (the “Registration Statement”), filed with the Securities and Exchange Commission (“Commission”) by Bridgeline Digital, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), covering the issuance and sale by the Company of up to (i) $7,187,500 in Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and a warrant to purchase one share of Common Stock, (ii) $7,187,500 in Class B Units (the “Class B Units”, and collectively with the Class A Units, the “Units”), with each Class B Unit consisting of one share of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”) and a warrant to purchase one share of Common Stock, (iii) shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock (the “Conversion Shares”), and (iv) shares of Common Stock issuable upon exercise of the warrants (the “Warrant Shares”) issued as a part of each Class A Units and the Class B Units (each a “Warrant” and collectively, the “Warrants”).

The Units are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and ThinkEquity, a Division of Fordham Financial Management, Inc. the form of which is being filed as Exhibit 1.1 to the Registration Statement. The securities being offered include up to $937,500 of additional shares of Common Stock (“Option Shares”) and/or additional Warrants (“Option Warrants”), which equals approximately 15% of the Common Stock, Warrants and/or Common Stock issuable upon conversion of the Series B Preferred Stock included in the Class B Units sold in the offering, solely to cover over-allotments, if any.

The Company is also registering warrants to purchase shares of Common Stock of the Company to be issued to the representative of the underwriters as additional compensation pursuant to the Underwriting Agreement (the “Representative’s Warrant”), as well as the shares of Common Stock issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”), with a proposed maximum aggregate offering price of $390,625. The Units, Common Stock, Series B Preferred Stock, Warrants Shares, Conversion Shares, Warrants, Option Shares, Option Warrants, Representative’s Warrant, and Representative’s Warrant Shares are collectively referred to herein as the “Securities”). The Securities are to be offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof; (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof; (iii) the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”) to be filed with the Secretary of State of the State of Delaware, (iv) certain resolutions of the Board of Directors of the Company (the “Board”) relating to the issuance, sale and registration of the Securities; (v) the Registration Statement; (vi) the Prospectus; and (vii) the Underwriting Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

In rendering our opinion set forth below, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have further assumed that the Company will not in the future issue or otherwise make unavailable so many shares of Common Stock that there are insufficient remaining authorized but unissued shares of Common Stock for issuance pursuant to exercise of the Warrants or, if issued, the Option Warrants. We have also assumed that all of the shares of Common Stock issuable or eligible for issuance pursuant to exercise of the Warrants or, if issued, the Option Warrants, following the date hereof will be issued for not less than par value. We have not verified any of those assumptions.

Based upon, subject to and limited by the foregoing, we are of the opinion that (i) the shares of Common Stock included in the Class A Units and those shares of Common Stock issuable as Option Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the shares of Series B Preferred Stock included in the Class B Units, when issued against payment therefor as set forth in the Registration Statement following the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, will be validly issued, fully paid and non-assessable; (iii) the Conversion Shares, when issued upon conversion of the shares of Series B Preferred Stock in accordance with the provisions set forth in the Certificate of Designation to be filed with the Secretary of State of the State of Delaware, will be validly issued, fully paid and non-assessable (iv) the Warrants, including the Option Warrants, when issued as set forth in the Registration Statement will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (v) the Warrant Shares, when issued upon exercise of the Warrants and/or the Option Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (vi) the Class A Units, when duly delivered by the Company against the payment of consideration therefor and as contemplated in the Registration Statement, will constitute valid and legally binding obligations of the Company; (vii) the Class B Units, when duly delivered by the Company against the payment of consideration therefor and as contemplated in the Registration Statement following the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, will constitute valid and legally binding obligations of the Company; (viii) the Representative’s Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms; and (ix) the Representative’s Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Representative’s Warrant, will be validly issued, fully paid and non-assessable.

The opinion rendered herein is limited to the Delaware General Corporation Law and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Disclosure Law Group
Disclosure Law Group,
a Professional Corporation